EX-99.1

Press Release
EMCORE Corporation Reports Fiscal 2006 Third Quarter and Nine-Month Results

• Quarterly revenues increase 26% from a year ago to $42 million;
• Nine month revenues increase 36% from a year ago to $123 million;
• All 3 operating segments show revenue increases;

SOMERSET, New Jersey, August 2, 2006 -- EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite, solar power and wireless communications markets, today announced its financial results for the fiscal 2006 third quarter ended June 30, 2006.

Revenues for the third quarter of fiscal 2006 were $42.0 million, an increase of 26% from the $33.2 million reported in the third quarter of fiscal 2005, and an increase of $0.8 million, or 2%, from the $41.2 million in the previous quarter. All three of the Company’s operating segments, Fiber Optics, Photovoltaics and Electronic Materials and Devices, posted revenue increases both year over year and sequentially. Gross profit for the quarter was $8.6 million, an increase of 28% from $6.7 million a year earlier. The gross margin of 21% is flat compared to the previous quarter. Included in cost of goods sold for the three and nine-month periods ended June 30, 2006 are $0.3 million and $0.7 million of stock-based compensation expense, respectively. No stock-based compensation expense was recognized in the previous year. For the nine months ended June 30, 2006, revenues totaled $123.0 million, an increase of 36%, or $32.4 million as compared to the $90.6 million recorded for the nine months ended June 30, 2005.

Operating expenses totaled $13.3 million for the three months ended June 30, 2006, flat when compared to the previous quarter after elimination of a non-recurring charge of $2.7 million. However, the current quarter includes a final restructuring charge included in selling, general and administrative expenses of $0.6 million related to the facility closure in City of Industry, California. The Company’s Photovoltaics operations are now entirely located in Albuquerque, New Mexico and annual savings of $3 million are expected. For the nine-month period ended June 30, 2006, operating expenses totaled $41.0 million, an increase of $9.2 million from the previous year. Included in operating expenses for the three and nine-month periods ended June 30, 2006 are $0.7 million and $2.4 million of stock-based compensation expense, respectively. No stock-based compensation expense was recognized in the previous year.

The Company reported an operating loss of $4.7 million for the three months ended June 30, 2006. Excluding the $1.0 million of stock-based compensation expense and the final facility shutdown costs of $0.6 million, the operating loss totaled $3.1 million, or $(0.06) per share. This compares to an operating loss of $3.4 million, or $(0.07) per share in the prior year after excluding $1.8 of severance and restructuring expenses, and an operating loss of $3.6 million, or $(0.07) per share in the prior quarter after deducting stock- based compensation expense of $0.9 million and loan forgiveness of $2.7 million.

EMCORE reported a net loss for the third quarter of fiscal 2006 of $5.9 million or $(0.12) per basic and diluted share. Excluding the stock-based compensation expense of $1.0 million, and the final facility shutdown costs of $0.6 million, the net loss is $4.3 million, or $(0.08) per share. GELcore, the Company’s joint venture with GE Lighting, incurred a loss for the quarter of $0.1 million, an improvement of $0.3 million from the previous quarter’s loss of $0.4 million. In the previous year, EMCORE’s quarterly net loss was $6.9 million, or $(0.15) per share. Excluding severance and restructuring expenses of $1.8 million the loss was $5.1 million, or $(0.11) per share. In the previous quarter, EMCORE’s quarterly net loss was $6.9 million, or $(0.14) per share. Excluding stock-based compensation expense of $0.9 million, loan forgiveness of $2.7 million, and a $2.0 million final earn-out payment from the sale of the Company’s equipment division in November 2003, the net loss was $5.3 million or $(0.11) per share.

Cash, cash equivalents and marketable securities at June 30, 2006 totaled approximately $25.3 million, a decrease of $8.6 million from the prior quarter. The decrease is attributable to the $2.5 million semi-annual interest payment on the Company’s outstanding convertible securities, $1.9 million for capital equipment purchases, $1.4 million related to the maturity of the Company’s 2006 subordinated securities, and unfavorable changes in working capital of approximately $3.0 million. Income before interest, taxes, depreciation, amortization and other non-cash items (adjusted EBITDA) was approximately $0.2 million, a decrease of $0.2 million as compared to adjusted EBITDA for the prior quarter.

Management Discussion and Outlook:

“Revenues of $42 million were in line with our estimate but our gross margins remained flat as fiber gross margins decreased due to increased revenues in our FTTX product line which yields a lower gross margin than the division average. Gross margins for both photovoltaics and electronic materials and devices increased due to increased volumes, product mix and better yields,” commented Mr. Reuben F. Richards Jr., President & CEO. “On the terrestrial solar front, there were a number of key developments, including a contract with Sandia National Laboratories for the co-development of the next generation of grid-tied, utility scale, solar power systems.  The sale of EMD will help increase gross margins and after further consolidation will save approximately $3 million annually” Mr. Richards stated. “Looking ahead to the fiscal fourth quarter, we expect total revenues to increase approximately 10% from continuing operations.” Mr. Richards added.

Company and Quarterly Highlights:

EMCORE announced the sale of its electronics materials and devices division (EMD) to IQE, plc. Closing is scheduled for mid-August and the purchase price is $16.0 million consisting of a $0.2 million deposit previously delivered to EMCORE, $12.8 million delivered via wire transfer at closing of the transaction, and $3.0 million in the form of a short term, secured promissory note of IQE and Purchaser. EMD has been an innovator in developing state of the art RF materials for over 10 years. EMCORE will continue to focus strategy on broadband infrastructure, solar power and highly-integrated products. The sale of this division will lower EMCORE’s cost base, improve gross margins company-wide and permit further consolidation of operations.

EMCORE and Sandia National Laboratories announced the agreement for the development of next generation concentrator photovoltaic power systems. Sandia will provide technical support for EMCORE’s terrestrial solar systems products. Sandia has over 25 years in the development of photovoltaics for grid-tied utility scale power generation and is a pioneer in photovoltaic research. EMCORE is the leading supplier of gallium arsenide multi-junction solar cell technology for power generation on satellites. EMCORE is adapting its state-of-the-art solar cell technology as a base for the development of large scale, concentrator photovoltaic power systems with the goal of becoming the leader in solar energy power systems.

EMCORE will discuss its quarterly results in a conference call on Thursday August 3, 2006, at 9:00 a.m. ET. To participate in the call, U.S. callers should dial (toll free) 866-710-0179 and international callers should dial 334-323-9871. The access code for the call is 17742. A replay of the call will be available beginning August 3, 2006 at 11:00 a.m. ET until August 10, 2006 at 11:59 p.m. ET. The replay call-in number for U.S. callers is 877-656-8905, for international callers it is 334-323-9859, and the access code is 10498670. The call also will be web cast via the Company's web site at http://www.emcore.com. Please go to the site beforehand to download any necessary software.

About EMCORE

EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the broadband, fiber optic, satellite, solar power and wireless communications markets. EMCORE’s Fiber Optic segment offers optical components, subsystems and systems for high speed data and telecommunications networks, cable television (CATV) and fiber-to-the-premises (FTTP). EMCORE’s Photovoltaic segment provides products for both satellite and terrestrial applications. For satellite applications, EMCORE offers high efficiency Gallium Arsenide (GaAs) solar cells, Covered Interconnect Cells (CICs) and panels. For terrestrial applications, EMCORE is adapting its high-efficiency GaAs solar cells for use in solar concentrator systems. Our Electronic Materials and Devices segment provides radio frequency (RF) transistor materials for high bandwidth wireless communications systems. Through its joint venture participation in GELcore, LLC, EMCORE plays a significant role in developing and commercializing next-generation High-Brightness LED technology for use in the general and specialty illumination markets. For further information about EMCORE, visit http://www.emcore.com.

Disclaimer

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events that involve risks and uncertainties. Such forward-looking statements include but are not limited to words such as "expects”, "anticipates”, "intends”, "plans”, “believes”, and "estimates”, and variations of these words and similar expressions, identify these forward-looking statements. These forward-looking statements also include, without limitation, (a) any statements or implications regarding EMCORE’s ability to remain competitive and a leader in its industry, and the future growth of EMCORE, or the industry and the economy in general; (b) statements regarding the expected level and timing of benefits to EMCORE from its current cost reduction efforts, including (i) expected cost reductions and their impact on EMCORE’s financial performance, (ii) EMCORE’s ability to reduce operating expenses associated with its recent acquisitions (iii) EMCORE’s continued leadership in technology and manufacturing in its markets, and (iv) the belief that the cost reduction efforts will not impact product development or manufacturing execution; (c) any statement or implication that the products described in this press release (i) will be successfully introduced or marketed, (ii) will be qualified and purchased by our customers, or (iii) will perform to any particular specifications or performance or reliability standards; (d) any and all guidance provided by EMCORE regarding its expected financial performance in future periods, including, without limitation, with respect to anticipated revenues for the fourth quarter of fiscal 2006, revenues for fiscal 2007, or expected revenues from recent acquisitions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) EMCORE’s cost reduction efforts may not be successful in achieving their expected benefits, (including, among other things, cost structure, gross margin and other profitability improvements), due to, among other things, shifts in product mix, selling price pressures, costs and delays related to product transfers to lower cost manufacturing locations and associated facility closures, integration difficulties, and execution concerns; (b) EMCORE may encounter difficulties in integrating its recent acquisitions and as a result may sustain increased operating expenses, delays in commercializing new products, production difficulties associated with transferring products to EMCORE’s manufacturing facilities and disruption of customer relationships (c) the failure of the products (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, iv) to successfully compete with products offered by our competitors and (d) other risks and uncertainties described in EMCORE's filings with the Securities and Exchange Commission such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors. The forward-looking statements contained in this news release are made as of the date hereof and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

EMCORE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended June 30, 2006 and 2005
(in thousands, except (loss) per share)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2006	2005	2006	2005

Revenue	$41,954	$33,234	$123,007	$90,628
Cost of revenue	33,336	26,503	98,864	76,293
Gross profit	8,618	6,731	24,143	14,335

Operating expenses:
Selling, general and administrative	8,182	7,902	26,445	18,589
Research and development	5,152	4,061	14,550	13,189
Total operating expenses	13,334	11,963	40,995	31,778
Operating loss	(4,716)	(5,232)	(16,852)	(17,443)

Other (income) expenses:
Interest expense, net	1,068	905	3,149	2,827
Loss from convertible subordinated notes exchange offer	-	-	1,078	-
Equity in net loss of Velox investment	-	-	332	-
Equity in net loss (income) of GELcore	129	778	(21)	703
Total other expenses	1,197	1,683	4,538	3,530
Loss from continuing operations	(5,913)	(6,915)	(21,390)	(20,973)

Discontinued operations:
Gain on disposal of discontinued operations	-	-	2,012	12,476
Income from discontinued operations	-	-	2,012	12,476

Net loss	$(5,913)	$(6,915)	$(19,378)	$(8,497)

Per Share Data:
Basic and diluted per share data:
Loss from continuing operations	$(0.12)	$(0.15)	$(0.43)	$(0.44)
Income from discontinued operations	-	-	0.04	0.26
Net loss	$(0.12)	$(0.15)	$(0.39)	$(0.18)
Weighted average number of shares outstanding used in basic and diluted share calculations	50,430	47,426	49,336	47,228

EMCORE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2006 and September 30, 2005
(in thousands)
(unaudited)

	As of June 30,	As of September 30,
ASSETS	2006	2005
Current assets:
Cash and cash equivalents	$16,138	$19,525
Restricted cash	1,303	547
Marketable securities	7,900	20,650
Accounts receivable, net	27,388	22,633
Receivables, related parties	482	4,197
Inventories, net	24,940	18,348
Prepaid expenses and other current assets	3,224	3,638
Total current assets	81,375	89,538

Property, plant and equipment, net	56,997	56,957
Goodwill	40,476	34,643
Intangible assets, net	6,624	5,347
Investments in unconsolidated affiliates	12,388	12,698
Receivables, related parties	169	169
Other assets, net	5,526	6,935
Total assets	$203,555	$206,287
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,692	$15,587
Accrued expenses and other current liabilities	13,540	19,078
Notes payable, current portion	430	-
Convertible subordinated notes, current portion	-	1,350
Total current liabilities	34,662	36,015

Convertible subordinated notes, long-term	95,895	94,709
Notes payable, long-term	277	-
Total liabilities	130,834	130,724

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.0001 par, 5,882 shares authorized, no shares outstanding	-	-
Common stock, no par value, 100,000 shares authorized, 50,805 shares issued and 50,646 outstanding at June 30, 2006; 48,023 shares issued and 48,003 outstanding at September 30, 2005	410,153	392,466
Accumulated deficit	(335,349)	(315,971)
Treasury stock, at cost; 159 and 20 shares at June 30, 2006 and September 30, 2005, respectively	(2,083)	(932)
Total shareholders’ equity	72,721	75,563
Total liabilities and shareholders’ equity	$203,555	$206,287

In accordance with applicable regulations, a non-GAAP reconciliation is provided below, which allows investors to reconcile the non-GAAP measures discussed above to GAAP.  A non-GAAP financial measure is a numerical measure of a company's performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  EMCORE believes that the additional non-GAAP measures are useful to investors for financial analysis.  In particular, management believes it is appropriate in evaluating EMCORE's operations to exclude gains or losses from one-time items such as loan forgiveness and gains (losses) on disposal of discontinued operations because these items would make results less comparable between periods. Because EMCORE implemented stock option expensing recently, we have also provided a non-GAAP measure so that our investors can more easily compare our performance to periods prior to implementation of expensing. Management believes adjusting for stock-based compensation expense is appropriate, as it is a non-cash expense, and adjusting is consistent with the practice of most of our competitors. Management also uses these measures internally to evaluate the company's operating performance, and the measures are used for planning and forecasting of future periods.  However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures.

EMCORE CORPORATION
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
FOR THE THREE MONTHS ENDED
(in thousands)
(unaudited)
	June 30,	March 31,
	2006	2006
Operating expenses	$13,334	$15,965
Adjustments:
Loan forgiveness	-	(2,683)
Restructuring charge relocation	(614)	(42)
Non-GAAP operating expenses	$12,720	$13,240

EMCORE CORPORATION
RECONCILIATION OF NON-GAAP OPERATING LOSS
FOR THE THREE MONTHS ENDED
(in thousands, except loss per share)
(unaudited)
	June 30,	March 31,	June 30,
	2006	2006	2005
Loss from operations	$(4,716)	$(7,276)	$(5,232)
Adjustments:
SFAS 123(R), stock-based compensation expense	1,023	933	-
Loan forgiveness	-	2,683	-
Severance and restructuring	614	42	1,838
Non-GAAP loss from operations	$(3,079)	$(3,618)	$(3,394)

Non-GAAP loss per share	$(0.06)	$(0.07)	$(0.07)

EMCORE CORPORATION
RECONCILIATION OF NON-GAAP NET LOSS
FOR THE THREE MONTHS ENDED
(in thousands except loss per share)
(unaudited)
	June 30, 2006	March 31, 2006	June 30, 2005
Net loss	$(5,913)	$(6,924)	$(6,915)
Adjustments:
SFAS 123(R), stock-based compensation expense	1,023	933	-
Gain on disposal of discontinued operations	-	(2,012)	-
Loan forgiveness	-	2,683	-
Severance and restructuring	614	42	1,838
Non-GAAP net loss	$(4,276)	$(5,278)	$(5,077)

Non-GAAP loss per share	$(0.08)	$(0.11)	$(0.11)

EMCORE CORPORATION
RECONCILIATION OF NET (LOSS) TO ADJUSTED EBITDA
FOR THE THREE MONTHS ENDED
(in thousands)
(unaudited)
	June 30, 2006	March 31, 2006
Net (loss)	$(5,913)	$(6,924)
Adjustments:
Depreciation and amortization	3,488	3,782
Gain on disposal of discontinued operations	-	(2,012)
Interest expense, net	1,068	1,113
Equity in net loss of GELcore	129	397
Equity in net loss of Velox	-	150
Loan forgiveness	-	2,683
SFAS 123 (R), stock-based compensation expense	1,023	933
Other non-cash items	424	301
Total adjustments	6,132	7,347
Adjusted EBITDA	$219	$423

CONTACT:
EMCORE Corporation
Tom Werthan - Chief Financial Officer
(732) 271-9090, info@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400, info@ttcominc.com